EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-52022
(To Prospectus dated July 7, 2003)




                [OIL SERVICE HOLDRS (SM) LOGO] [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                                                  Primary
                                                                                     Share        Trading
                              Name of Company                         Ticker        Amounts        Market
         ----------------------------------------------------  ------------------ ------------- ------------
           Baker Hughes Incorporated                                   BHI            21            NYSE
           BJ Services Company                                         BJS            14            NYSE
           Cooper Cameron Corporation                                  CAM             4            NYSE
           Diamond Offshore Drilling, Inc.                              DO            11            NYSE
           ENSCO International Incorporated                            ESV            11            NYSE
           GlobalSanteFe Corporation                                   GSF          19.975          NYSE
           Grant Prideco, Inc.                                         GRP             9            NYSE
           Halliburton Company                                         HAL            22            NYSE
           Hanover Compressor Company                                   HC             5            NYSE
           Nabors Industries Ltd.                                      NBR            12            AMEX
           National-Oilwell, Inc.                                      NOI             7            NYSE
           Noble Corporation                                            NE            11            NYSE
           Rowan Companies, Inc.                                       RDC             8            NYSE
           Schlumberger N.V.                                           SLB            11            NYSE
           Smith International, Inc.                                   SII             8            NYSE
           Tidewater Inc.                                              TDW             5            NYSE
           Transocean Inc.                                             RIG            18            NYSE
           Weatherford International Ltd.                              WFT             9            NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.